                                                                        EX 10.22
CONFIDENTIAL TREATMENT HAS BEEN SOUGHT FOR PORTIONS OF THIS DOCUMENT MARKED WITH "*" AND SUCH PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SEC.

                            DALLAS AEROSPACE, INC.
                               ENGINE AGREEMENT
                         WITH FRONTIER AIRLINES, INC.
                                      FOR
                                MANAGING REPAIR
                                OF JT8D ENGINES


This Agreement dated April 17, 1997, is between DALLAS AEROSPACE, INC., a Texas Corporation having its principal place of business at 1875 North I-35E, Carrollton, Texas 75006, U.S.A. ("Seller") and FRONTIER AIRLINES, INC., a Delaware Corporation having its principal place of business at 12015 East 46th Avenue, Denver, Colorado 80239, U.S.A. ("Buyer") in consideration of their mutual promises and undertakings set forth below, and intending to be legally bound hereby. The parties agrees as follows:

1A.  Repair Management
     -----------------

     Subject to all the provisions of this Agreement, Seller agrees to accept and professionally manage the accomplishment of JT8D repair service on Buyer's engines removed for repair and redeliver the engines to Buyer. Seller agrees that it will use its best efforts to meet the estimated repair schedule. Buyer agrees to accept the terms of management by Seller described as follows:

     Engine shall be repaired for return to service by an FAA Approved Repair Station as mutually agreed upon.

     Buyer represents that it has sole authority to authorize repair of this engine either as the owner or acting on behalf of the owner and Buyer accepts full responsibility for payment of all repair bills associated with this Agreement in accordance with Paragraph 5.

     The engine shall be serviced in accordance with the planned workscope approved by Buyer and managed by Seller as required. Seller will keep Buyer apprised of those Seller recommended workscope changes and of any significant increases in charges due to changes in the planned workscope.

     Upon completion of necessary repairs, the engine will be tested in accordance with Pratt & Whitney specifications and will receive a current maintenance release and a FAA Form 337 prior to delivery to Buyer.

1B.  Field Support Exchange Pool
     ---------------------------

     During the term of this Agreement, Seller will furnish to Buyer at no charge, one (1) Gearbox Assembly (bare), one (1) First Stage Fan Assembly (-9A), one (1) Second Stage Fan Assembly (-9A/-17) and two (2) Fan Inlet Case Assembly (non oil dampened/oil dampened) for use on Buyer's equipment. When one (1) of the Assemblies mentioned above are consumed by Buyer, the removed assembly will be returned to Seller by Buyer for rework or replacement. At that time Seller will invoice Buyer for the cost of the consumed assembly, in accordance with the Labor & Material Charges as
     contained in Annex A.    Seller will have the removed assembly reworked and
     when made serviceable, returned to the Field Support Exchange Pool or offer
     a suitable replacement for inclusion in the Exchange Pool.    Subject
     Assemblies to be returned to Seller by Buyer in like condition and value as received by Buyer, upon the expiration of this Agreement.



1C.  Standby and Lease Engine Charges
     --------------------------------

     Seller will provide Buyer with one Standby JT8D-9A Engine in Boeing 737 QEC, less nose cowl, tailpipes and thrust reverser, for use on Buyer's equipment. Buyer agrees to pay Seller a standby fee and all transportation cost per Annex A of this Agreement.

     In the event that Buyer installs the Standby Engine on Buyer's equipment, lease charges as stated in Annex A of this Agreement will prevail along with standard stipulations of the than current Engine Lease Agreement. At no time will the Engine Lease charges in Annex A be increased or decreased for the term of this Agreement, without mutual written agreement.

     Buyer and Seller will execute an Aircraft Engine Lease Agreement for the Standby Engine or any other Engines that are sent to Buyer prior to shipment of any Engine (Annex B). The Aircraft Engine Lease Agreement will stipulate the Standby and Lease Engine charges as stated in Annex A.

2.   Term of Agreement
     -----------------

     This Agreement shall remain in force for three (3) years from the date of signing. This Agreement may be canceled by either party upon giving of one hundred and twenty (120) days written notice to the other party for failure to comply with any material provision of this Agreement and failing to correct such non-compliance within five (5) days of written notification of such non-compliance.

3.   Labor and Material Charges
     --------------------------

     The estimated and final invoice charges for labor and material shall be invoiced per the terms contained in Annex A.

4.   Scheduling and Engine Process Time
     ----------------------------------

     The current average engine process time (turn-time) for bare engine is about sixty (60) calendar days from date of induction to date of completion. Seller agrees that it will use its best efforts to meet the scheduled process time requirements of Buyer.

5.   Payment
     -------

          Seller shall submit estimated invoice for the charges on the engine. Buyer shall make the following payments:

          .  Initial (Estimated) Invoice

          After engine disassembly and inspection, Seller shall provide an initial (estimated) invoice for the engine repair charges to Buyer and payment shall be made in full within thirty (30) days.

          .  Second Invoice

          Upon completion of the engine, an invoice shall be provided to Buyer for any charge beyond the estimated invoice and payment shall be made in full within thirty (30) days.

          .  Final Invoice

          After all repairs are complete and outside vendor charges are known, a final (reconciliation) invoice will be issued for any additional charges or credits due. Payment shall be made in full within thirty
            (30) days.

          .  Credit Agreement

          Seller may apply a late fee of one percent (1%) per month on any past due balance. Buyer will be responsible for payment of any collection costs and reasonable attorney's fees to collect any past due account.

6.   Delays
     ------

     The engine process time is a best efforts estimate only and Seller shall not be liable to Buyer for any loss or damage sustained by the Buyer or other party as a result of failure to comply with such date or period for completion or delivery.


7.   Transfer of Engine and Delivery of Records
     ------------------------------------------

     Buyer will be responsible for all transportation cost of the engine.

     All required maintenance records will be made available to Seller when requested.


8.   Inspection of Powerplant and Inventory of Powerplant Appliances
     ---------------------------------------------------------------

     Upon induction of the engine, the repair station will conduct an internal and external inspection to determine the presence of any defects and perform an inventory of all installed accessories. Seller will advise Buyer of any inventory discrepancies and of any unreported conditions found.

9.   Engine Determined to be Beyond Economical Repair (BER)
     ------------------------------------------------------

     Seller will assist Buyer in reviewing the options available including but not limited to the availability of an exchange engine (price to be mutually agreed upon) or the purchase of the BER engine by Seller, for those engines determined by Buyer to be BER. For any such BER engine, Buyer may exchange the engine with a supplier other than Seller, after comparing offers. Any cost associated with the BER engine by Seller will be invoiced to Buyer in accordance with the Labor & Material charges as contained in Annex A if the engine is exchanged with a supplier other than Seller.

10.  Scrapped Material
     -----------------

     Parts deemed scrap will be held by Seller for a material review by Buyer for thirty (30) days. All scrap material will be disposed of locally unless otherwise notified in writing by Buyer.

11.  Warranty
     --------

     EACH ENGINE REPAIR STATION WILL WARRANT IT'S OWN REPAIR WORK AGAINST DEFECTIVE WORKMANSHIP OF REPAIRS PERFORMED, AND SUCH ENGINE REPAIR STATION WILL BE DIRECTED BY SELLER TO ISSUE SUCH WARRANTY DIRECTLY TO BUYER. STANDARD WARRANTIES ARE USUALLY FOR TWELVE (12) MONTHS OR TWELVE HUNDRED
     (1200) FLIGHT HOURS, WHICHEVER OCCURS FIRST, BUT COULD DIFFER BETWEEN REPAIR FACILITIES.

     ANY SUBCONTRACT WORK PERFORMED SHALL CARRY WITH IT WHATEVER WARRANTIES ARE OFFERED BY THE SUBCONTRACTOR; AND SUCH WARRANTIES SHALL PASS THROUGH TO BUYER FROM SELLER.

     PARTS PURCHASED IN "FACTORY NEW" CONDITION FROM ORIGINAL EQUIPMENT MANUFACTURERS (OEM's) OR FAA PARTS MANUFACTURER APPROVAL (PMA) SHALL CARRY WARRANTIES AGAINST DEFECTS IN MATERIAL OR WORKMANSHIP AS PROVIDED BY THE OEM OR PMA; AND SUCH WARRANTIES SHALL PASS THROUGH TO BUYER FROM SELLER.

     BUYER ACKNOWLEDGES THAT SELLER IS NOT A REPAIR OR OVERHAUL AGENCY AND DOES NOT PERFORM REPAIR, OVERHAULS OR ANY OTHER WORK DIRECTLY ON OR TO SUBJECT PARTS OR ENGINES. AS SUCH, IT IS FULLY ACKNOWLEDGED BY BUYER THAT SELLER DOES NOT DIRECTLY PROVIDE ANY WARRANTIES EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF SUITABILITY FOR A PARTICULAR PURPOSE, USE OR SERVICE. IN NO EVENT SHALL SELLER BE LIABLE FOR ANY ACTUAL OR CONSEQUENTIAL DAMAGES ARISING WITH RESPECT TO MATERIAL, WORK, REPAIRS, OVERHAULS, PURCHASES OR SERVICES SUPPLIED UNDER OR IN CONNECTION WITH THIS AGREEMENT.

12.  Waiver
     ------

     Except as set forth in Section 10. above Buyer hereby waives any right of action or claims it may have against Seller arising out of the maintenance or repair of the engine, other than for the gross negligence or willful misconduct of Seller and Seller's appointed repair stations.

13.  Indemnification
     ---------------

     At all times following delivery of each powerplant, Buyer agrees to assume liability for and to defend, indemnify, protect Seller and it's officers, directors, employees and agents from and against any an all liabilities, damage, losses, taxes, (other than taxes on net income) claims, actions, suits, judgments, demands and/or expenses of whatsoever kind, including without limitation reasonable legal fees, costs and expenses imposed on, incurred by, or asserted against Seller, it's officers, directors, employees and/or agents, or otherwise, for the death of or injury to any person or persons (other than any officers, directors, employees or agents of Seller) or for the loss of, damage to, or the destruction of any property, including any one or more of the powerplants, in any manner arising or resulting from the ownership, possession, registration, use, condition, performance, airworthiness, maintenance or modification of the powerplant or Buyer's operation of the powerplant, or arising or resulting from any third party or parties using, maintaining, modifying or operating the powerplant, or from any other cause whatsoever, including the doctrine of strict liability.

     Buyer's indemnity shall not apply to any death or bodily injury, or any loss of, damage to or destruction of any property or any other liabilities or claims whatsoever which were caused by the gross negligence or willful misconduct of Seller or it's officers, directors, employees or agents. Buyer shall have the obligation to control the negotiation and settlement of any claim or defense of any action or suit brought against Seller, it's officers, directors, employees and/or it's agents from which Buyer has indemnified Seller. Seller shall reasonably assist Buyer, if requested, in the defense of any such action or suit, at Buyer's expense, without releasing or waiving any obligation, liability or undertaking on the part of Buyer.

14   Notices
     -------

     Any notices required or permitted to be given hereunder shall be in writing and shall be given to the parties at their respective address shown below, or to such other address as either party may subsequently notify the other and shall be deemed given when a copy is sent by facsimile transmission with the original thereof sent by certified mail.

     If to Seller:  DALLAS AEROSPACE, INC.
                    1875 North I-35E
                    Carrollton, Texas  75006
                    Attn:  George Eddy
                           Director Product Support
                           Phone: 972-245-9633   Facsimile: 972-245-9695

     If to Buyer:  FRONTIER AIRLINES, INC.
                   12015 East 46th Avenue
                   Denver, Colorado  80239

                   Attn:
                         ------------------------------------

                         ------------------------------------

                         Phone: (   )           Facsimile: (   )
                                 --- ----------             --- -----------


15.  Governing Law and Assignment
     ----------------------------

     This Agreement shall be binding upon its successors and assigns of each party; however, this Agreement may not be assigned by either party without the prior written consent of the other party.

     This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

     Executed by the parties as of the date first written above.

     Dallas Aerospace, Inc.           Frontier Airlines, Inc.



     By:                              By:
         ----------------------           ----------------------

     Name:                            Name:
          ---------------------            ---------------------

     Title:                           Title:
           --------------------             --------------------

     Date:                            Date:
          ---------------------            ---------------------



                                                                  Page of 5 of 7

                       ANNEX A - JT8D SCHEDULE OF CHARGES


A.   Engine Shop Charges

     Function                                                            Charges to Buyer
     --------                                                            ----------------
     All Shop Cost                                                       *

    (Labor, Special Processes,  Test Charges, Outside
    Services, Expendable Material, etc.)

B.  DAI's Subcontract                                                    *

C.  Material Charges

    New Material                                                         *

    Serviceable Non-Life Limited Material                                *

    Serviceable Life Limited Material                                    *

    Exchange Serviceable Rotable Material                                *

D.  Engine Management Services

    Engine Management

      Repair Cost of $200,000. or more                                   *

      Repair Cost of $101,000. to $199,000.                              *

      Repair Cost of $100,000 or less                                    *

E.  Standby and Lease Engine Charges

      Standby                                                            *


      Lease Engine                                                       *

F.  Freight Charges

      Engine/Engine Stand                                                *

      Modules-Exchange Pool                                              *

      Other Parts/Accessories                                            *

                   ANNEX B - AIRCRAFT ENGINE LEASE AGREEMENT

                        AIRCRAFT ENGINE LEASE AGREEMENT


          THIS AGREEMENT is made as of the 17th day of April between DALLAS AEROSPACE, INC., a Texas Corporation having its principal place of business at 1875 North I-35E, Carrollton, Texas, 75006, U.S.A. ("Lessor"), and FRONTIER AIRLINES, INC., a Delaware Corporation having its principal place of business at 12015 East 46th Avenue, Denver, Colorado 80239, U.S.A. (Lessee").

          In consideration of the mutual promises and undertakings set forth below, and intending to be legally bound, the parties hereby agree as follows:

1. Definitions.  The following capitalized terms used in this agreement shall
   -----------
   have the meanings set forth below.

     a. "Engine" - An aircraft Engine owned by Lessor of the type(s) and model(s) described on Schedules A and B attached hereto, together with all the Pratt & Whitney basic accessories and full Boeing 737 QEC on the Engine at the time it is delivered by Lessor to Lessee or to a carrier for transport to Lessee.

     b. "Standby/Lease Term" - Will begin on the day when an Engine and associated records are delivered to the Lessee or to a carrier for delivery to Lessee (whichever occurs first) and ends on the date on which the Engine and associated records are returned to Lessor as provided herein. The Standby/Lease Term Lease term is for ____________ days and may be extended by mutual consent of Lessee and Lessor.

2. Standby/Lease of Engines.  At the request of Lessee from time to time during
   ------------------------
   the term of this agreement and subject to all of the provisions hereof, Lessor shall provide standby/lease Engines to Lessee to be operated by Lessee.

3. Rental.  Lessee shall pay rental to Lessor for the Lease Term at Lessor's
   ------
   rates in effect at the time of the Engine lease. Lessor's current rental rates for Engines in effect on the date of this agreement are set forth on Schedule A. All rental rates are exclusive of applicable taxes, which shall be paid by Lessee in addition to the rental (excluding only taxes on the income received by Lessor).

4. Standard Terms and Conditions.  Each standby/lease of an Engine to Lessee
   -----------------------------
   pursuant to this agreement shall be subject to Lessor's Standard Terms and Conditions for Engine Leases (Schedule C), a copy of which is attached hereto and made a part hereof.

5. Termination.  This agreement may be terminated by Lessor as set forth in
   -----------
   Schedule C, effective upon giving notice of such termination to Lessee, provided that the provisions of this Agreement will continue to apply to any Engine which is leased to Lessee at the time of such termination. Furthermore, any such termination shall not affect the rights or obligations of the parties hereunder which have accrued or become fixed as of the effective termination date.

     IN WITNESS WHEREOF, the parties have signed this agreement as of the date first written above.

FOR DALLAS AEROSPACE, INC.             FOR FRONTIER AIRLINES, INC.
(Lessor)                               (Lessee)


By:                                    By:
   -------------------------              ---------------------------
Title:                                 Title:
      ----------------------                 ------------------------
Name:                                  Name:
     -----------------------                -------------------------

Officer of:                            Officer of:

Dallas Aerospace, Inc.
                                       ------------------------------

                                   SCHEDULE A
                       to Aircraft Engine Lease Agreement
                       ----------------------------------

A. Lessee shall pay monthly Rental Fees as shown, monthly in advance on the first day of each month. Operating hour/cycle charges shall be paid on the 15th day of each month following the month in which the operating hours/cycles were accumulated on the Engine.


                Standby Aircraft Engine          Standard Rental Rates (US$)

     Manufacturer      Model      Serial Number         Per Month
     ------------      ------     -------------         ---------
    Pratt & Whitney   JT8D-9A       ________          $    *
                     Full Boeing
                      737 QEC

Once the Engine is removed from standby status and is placed into service by Lessee than the following rates will immediately take effect:


                Leased Aircraft Engine             Standard Rental Rates (US$)

     Manufacturer      Model      Serial Number    Per Day        Per Operating
     ------------      ------     -------------    -------        -------------
                                                                    Hour/Cycle*
                                                                    ----------
    Pratt & Whitney   JT8D-9A       ________     $   * USD        $  * USD
                     Full Boeing                                  per hour or
                      737 QEC                                     cycle*

                                                           *Whichever is greater

     Plus Post Rental Inspection Charges. Upon return of Engine, Lessor will conduct borescope inspection, comply with a cell run, and subject to the results of these inspections, issue a Serviceable Yellow Tag. Lessee will be billed costs of post rental inspection.

B. Standby/Lease charges will commence upon the date in which the engine leaves Dallas Aerospace's facility and continues until the engine is received at Lessor's facility in Dallas, Texas.

C. This Lease is contingent upon Lessor receiving JT8D off-wing engines for repair. The off-wing engine repairs will be determined under a separate agreement for managing the repairs.

D. Post Lease inspection or repair charges required and paid by Lessor shall be invoiced to Lessee in the amount of charges paid by Lessor.

E. Prior to shipment of engine Lessee will wire transfer a deposit equal to five percent (5%) of the stipulated loss value of the Engine as defined under Schedule C, Section 11 of this Agreement to Lessor's U.S. Bank Account. Wire transfer instructions are as follows:

          To the Account of Dallas Aerospace, Inc.

          Account No. 4054-7609
          ABA No. 021000089,
          CITIBANK, 399 Park Avenue, New York, NY 10043


F. Lessee agrees to pay as necessary other miscellaneous applicable freight, transportation, repair, legal, insurance, test and inspection charges which might arise as described in Schedule "C" Items "3", "4", "5", "7", "11" and "12".

                                   SCHEDULE B
                       to Aircraft Engine Lease Agreement
                       ----------------------------------

                               Engine Disk Sheet

                                   SCHEDULE C
                       to Aircraft Engine Lease Agreement
                       ----------------------------------


                STANDARD TERMS AND CONDITIONS FOR ENGINE LEASES


1. Applicability.  These terms and conditions shall apply to each lease of an
   --------------
   Engine by Lessor to Lessee pursuant to the attached Aircraft Engine Lease Agreement (hereafter referred to as the "Agreement") and shall form a part of the agreement. Capitalized terms used herein shall have the meanings defined in the Agreement.

2. Credit Approval and Payment.  Each lease of an Engine to Lessee shall be
   ----------------------------
   subject to credit approval of Lessee by Lessor's Financial Services Department. Lessee shall pay the rental and applicable taxes to Lessor according to the terms of invoices which will be prepared and submitted by Lessor to Lessee. All payments to Lessor by Lessee hereunder shall be made in U.S. Dollars and shall be payable at the payment location appearing on Lessor's invoices to Lessee, or otherwise at Dallas, Dallas County, Texas. Any invoiced amounts not paid when due shall bear interest at the highest rate permitted by applicable law from the due date until paid at the lesser of: (i) the highest lawful rate which may be established in written agreements, or (ii) 18% per annum. Lessee shall reimburse Dallas Aerospace, Inc., for reasonable attorney's fees and other legal expenses incurred by Lessor for the purpose of attempting to collect any past due sums payable by Lessee hereunder or for the purpose of repossessing an Engine following the expiration of the Lease Term.

3. Delivery and Redelivery.   Lessor will deliver the Engine to Lessee on the
   ------------------------
   Delivery Date F.O.B. the Lessor's facility. The Engine will have a F.A.A. approved return to service tag affixed to it. Upon termination of the Lease the Engine will be redelivered F.O.B. to Lessor's facility in Dallas, Texas in serviceable condition as set forth in this Lease Agreement.

4. Use and Operation.  Without the prior written consent of Lessor, the Engines
   ------------------
   shall be operated only by Lessee, and shall continuously remain in the possession of Lessee except during periods of maintenance and transportation incident thereto. Any such consent by Lessor shall not excuse Lessee from performing any of its obligations under the agreement. Lessee shall operate the Engines in accordance with the recommendations of the manufacturers thereof, and otherwise in a lawful, safe, and prudent manner. All operations of the Engines shall be properly recorded in the records for the Engines.

5. Repair and Maintenance.  At its sole expense, Lessee shall cause required
   ----------------------
   field-level maintenance to be performed on the Engines in accordance with all applicable requirements and recommendations of the manufacturers thereof, and shall promptly repair any damage to an Engine occurring during the Lease Term in a facility acceptable to Lessor, resulting from improper operation, foreign object ingestion, accidents or any other causes, whether or not involving the fault of Lessee; except, with normal wear and tear excepted. Lessee shall cause all maintenance of, and repairs to, the Engines to be recorded in the records for the Engines. Each accessory, part, or component installed on an Engine in connection with a repair shall be identical in manufacturer and part number to the item which it replaces, shall be airworthy and in serviceable condition, and if a life-limited or "hard time" item shall have a remaining life equal to or greater than the remaining life of the replaced item.

6. Reports.  Lessee shall report to Lessor the number of hours and cycles the
   --------
   Engines have been operated monthly and other information regarding the location, condition, operation, performance and maintenance of the Engines at such times and in such manner as Lessor may direct. Lessee shall immediately report to Lessor all information regarding any incident, accident or abnormal occurrence which may have been caused in whole or part by the condition, operation or performance of an Engine and which involves actual or potential loss of or damage to an Engine or to other property, or injury to or death of any person. Lessee shall cooperate with any investigation of such incident, accident or abnormal occurrence by Lessor or its representatives.

7. Return Condition, Acceptance and Inspection.  At the end of the Lease Term,
   --------------------------------------------
   or at such time as that Lease Term may be sooner terminated in accordance with Section 11 below, Lessee shall have an acceptable Engine test and a borescope acceptable to Lessor performed at an FAA approved facility and provide a serviceable tag for the Engine from said facility. Lessee shall promptly return the Engines to Lessor in the same serviceable condition as at the beginning of the Lease Term, ordinary wear and tear resulting from proper operation excepted. Lessee shall pay to Dallas Aerospace, Inc., on demand the cost of repairing the Engine to return it to serviceable condition or for replacing any accessories, parts, or components of the Engines which are damaged or missing when the Engines are returned to Lessor.

   At all reasonable times, Lessor and its representatives shall have the right to inspect the Engines while in the possession of Lessee or others and to examine all log books and other records reflecting the operation and maintenance of the Engines.

8. Title.  At all times, title to the Engines shall remain solely in Lessor.
   ------
   Lessee shall not represent to other persons, firms or governmental authorities that Lessee has any interest in the Engines, other than as Lessee. Lessee shall take such actions as Lessor may direct for the purposes of evidencing Lessor's ownership of the Engines and/or notifying other persons or firms of such ownership. Lessee shall not permit any lien, security interest or encumbrance to attach to an Engine as a result of any act or omission by Lessee, and shall promptly cause the discharge, release, or termination of any such lien, security interest or encumbrance, at the expense of Lessee.

9. Warranty.  Lessor warrants to Lessee that Lessor has the right to lease to
   ---------
   Lessee. Lessor further warrants to Lessee that the Engines are in airworthy condition at the beginning of the Lease Term. The sole remedy of Lessee if an Engine does not conform to the foregoing warranty shall be the repair or replacement of such Engine or the nonconforming portion thereof by Lessor. EXCEPT AS SET FORTH ABOVE IN THIS SECTION, DALLAS AEROSPACE, INC., MAKES NO EXPRESS OR IMPLIED WARRANTY INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR PURPOSE OR ANY IMPLIED WARRANTY ARISING FROM COURSE OF DEALING OR USAGE OF TRADE IN REGARD TO THE ENGINES. THE ENGINES ARE LEASED TO AND ACCEPTED BY LESSEE "AS-IS" AND "WITH ALL
                                                    -------     ---------
   FAULTS."  LESSOR SHALL NOT BE LIABLE TO LESSEE FOR ANY INCIDENTAL OR
   --------
   CONSEQUENTIAL DAMAGES INCLUDING, WITHOUT LIMITATION, ANY LOSS OR REVENUES, PROFITS OR USE EVEN IF LESSOR HAS BEEN NOTIFIED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES. NO OFFICER, EMPLOYEE OR AGENT OF LESSOR HAS AUTHORITY TO MODIFY OR EXPAND LESSOR'S LIABILITY UNDER THIS SECTION.

10. Indemnity.  Lessee shall defend Lessor and its employees and underwriters
    ----------
    (individually or collectively, the "Indemnified Parties") against any claims or suits seeking recovery of damages from the Indemnified parties for loss of or damage to property or for injury to or the death of any person arising out of the possession, use, operation or condition of an Engine by Lessee or by others during the Lease Term; except as caused by the negligence or willful misconduct of the indemnified parties. Lessee shall indemnify the Indemnified Parties against any sums paid to settle such claims or suits, any damages and costs awarded by judgment in such suits, and any incidental costs and expenses incurred in connection with the claims or suits (including, without limitation, reasonable attorney's fees if for any reason Lessee does not defend the Indemnified Parties as required herein). Lessor shall endeavor to promptly notify Lessee of any such claims or suits, but any delay in giving notice to Lessee shall not excuse Lessee from its defense and indemnity obligations except to the extent, if any, that Lessee is prejudiced by the delay. Lessor shall furnish reasonable cooperation to Lessee and its representatives in the defense of such claims or suits at the request and expense of Lessee. The defense and indemnity obligations of Lessee under this section shall survive the end of the Lease Term and the expiration or termination of the agreement.

11. Insurance.  During the term of the Agreement, Lessee shall continuously
    ----------
    maintain the following types of insurance coverage with insurance companies of recognized international standing.

       a. physical damage insurance protecting against loss of or damage to the Engines at all times while an Engine is in the possession of Lessee or others (whether or not installed on an aircraft) or is being transported to or from Lessor, in amounts sufficient to cover the full replacement value of the Engine(s),__________________ Thousand U.S. Dollars ($______.00), with any loss payable to Lessor as its interests may appear; and

       b. aviation liability insurance, including contractual liability coverage for the indemnity obligation of Lessee hereunder, with minimum limits of $100 million per occurrence (or such other limits as may be approved by Lessor), and with Lessor named as an additional insured as to any liability arising in connection with the agreement.

    Upon the execution of the agreement and during the term hereof, Lessee shall cause Lessor to be furnished with one or more certificates of insurance reflecting the effectively of the above coverages and endorsements and providing for not less than thirty days prior written notice to Lessor in the event of cancellation or modification of the coverages reflected thereon.

12. Premature Termination of Lease Term.  Lessor may terminate the Lease Term
    ------------------------------------
    for an Engine immediately upon the occurrence of any of the following events:

       a. Lessee fails to pay when due any rental charge, overhaul or repair charge, or other sum owing to Lessor under the agreement or otherwise, and does not cure such failure within three days after the earlier of:
       (i) the date on which Lessee has knowledge of such failure, or (ii) the date on which Lessor gives notice thereof to Lessee;

       b. Lessee fails to comply with any provision of the agreement or to perform any of its obligations hereunder, and does not cure such failure within ten days after the date on which Lessor gives notice thereof to Lessee; or

       c. Lessee makes a general assignment for the benefit of creditors, or generally fails to meet its financial obligations as they become due, or becomes the subject of voluntary or involuntary bankruptcy proceedings, or has a receiver or custodian or liquidator appointed for any of its assets, or ceases to conduct the whole or a substantial portion of its business in the manner in which such business was conducted on the date of the agreement.

    Lessor shall give notice of any such termination to Lessee, following which Lessee shall immediately discontinue further operation of the Engines and shall return the Engines and records to Lessor at Carrollton, Texas or at such other location as Lessor may direct, at the expense of Lessee.

13. Miscellaneous.
    --------------

       a. Notices. All notices required or permitted to be given hereunder shall
          -------
       be in writing and shall be deemed to have been given when hand-delivered or sent by next business day delivery service to the party to which they are directed at the address shown below, or to such other address as either party shall hereafter notify the other:

          (i)  If to Lessee, to:

               FRONTIER AIRLINES, INC.
               12015 East 46th Avenue
               Denver, Colorado  80239

               Attn:
                    ----------------------------------

               Phone:   (   )
                         --- ------------------
               Facsimile: (   )
                           --- ----------------


         (ii)  If to Lessor, to:

               DALLAS AEROSPACE, INC.
               1875 North I-35E
               Carrollton, Texas 750066
               Attn: George Eddy, Director Products Support
               Phone: (214) 245-9633
               Facsimile: (214) 245-9695

       b. No Waiver.  No act or failure or delay in acting by either party shall
          ----------
       be deemed to be a waiver of any right or remedy given to it in the Agreement, except for an express written waiver signed by an authorized representative of that party.

       c. No Assignment.  Lessee may not assign the agreement or sublease any
          --------------
       Engine without the prior written consent of Lessor and any attempted assignment or sublease by Lessee without such consent shall be of no legal effect.

       d. Successors.  The agreement shall be binding upon the successors and
          -----------
       permitted assigns of Lessee and shall inure to the benefit of the successors and assigns of Lessor.

       e. Severability.  If any provision of the agreement should be declared
          -------------
       illegal or unenforceable by a court of competent jurisdiction, such declaration shall not affect the legality or enforceability of any other provision of the agreement.

       f. Governing Law.  The agreement shall be interpreted in accordance with
          --------------
       the laws of the state of Texas, excluding any conflicts of law provisions thereof which would result in the application of the laws of any other jurisdiction. In any suit arising out of the agreement, Lessee hereby irrevocably agrees to be subject to the non-exclusive personal jurisdiction of the courts of the state of Texas and the federal courts located in the state of Texas and agrees that the venue for such suit is proper in Dallas, County, Texas. Lessee agrees to be subject to the Texas Long Arm Statute for service of process.

       g. Entire Agreement.  The agreement contains the entire agreement of the
          ----------------
       parties as to the general subject matter hereof and supersedes any prior negotiations, understandings or agreements regarding such subject matter. The terms or conditions of any purchase order or other commercial document pertaining to the leasing of Engines which may be submitted to Lessor by Lessee shall not be binding upon Lessor.

                           EQUIPMENT DELIVERY RECEIPT

FROM:     FRONTIER AIRLINES, INC.  (Lessee)

TO:       DALLAS AEROSPACE, INC.  (Lessor)

The undersigned hereby acknowledges that on this______th day of_______, 1996, Lessor delivered to Lessee that certain JT8D-_____Engine, Manufacturer's Serial Number__________in Shipping Stand Serial Number_____and certain Engine records in Lessor's possession required by Lessee, including a copy of the disk profile attached as Schedule B to the Aircraft Engine Lease Agreement. The undersigned further acknowledges receipt of and acceptance of the Engine, basic engine components and all such records in compliance thereof with all the terms and conditions of that certain Aircraft Engine Lease Agreement dated as of_________, ______, between Lessee and Lessor.

Signed this______th day of______, 199_.

FOR:  FRONTIER AIRLINES, INC.



By:
   --------------------------
Name:
     ------------------------
Title:
      -----------------------

                        AIRCRAFT ENGINE LEASE AGREEMENT
                             STANDARD USAGE REPORT
                                      FOR
                            FRONTIER AIRLINES, INC.


Date:                                     Return Form By Fax:  Dallas Aerospace
     ------------------------------                            Leasing Dept.
                                                               972-245-9695
Contact:
        ---------------------------

Total  Operating Cycles Operated for Previous Month:
                                                    --------------------

Total Operating Hours Operated for Previous Month:
                                                  ----------------------

Aircraft Engine Beginning Totals for Previous Month:    Hours/      Cycles
                                                    ----------------------------

Aircraft Engine Ending Totals for Previous Month:       Hours/      Cycles
                                                 -------------------------------


Please note that Dallas Aerospace, Inc. bills based on total operating hours/total operating cycles, whichever is greater. We require that both the operating hours/cycles be reported, for the prior months usage, on this form and returned to us no later than the 5th day of each month during the Lease Term. We also request that you list the engines total hours/cycles above for the beginning and end of the previous months usage.

Frontier Airlines' billing period starts on the 1st day of each month and should conclude on the last day of each month for each billing period during the Lease Term.

DEFINITIONS:

Operating Cycle:    A completed take-off and landing sequence.

Operating Hour:     The engine  operating time from start-up to shutdown.



I,____________________________, acknowledge that on this____day of_______,
199_, that the numbers reported above are true and correct according to our records.

Signature:
          ---------------------------
Name:
     --------------------------------
Title:
      -------------------------------